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                                                                   Exhibit 2.5


                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION

Pursuant to the provisions of Section 53-13-4, NMSA 1978, the undersigned corporation adopts the following Articles of Amendment to its Articles of
Incorporation:

ARTICLE ONE:      The Corporate name and NMSCC# of the Corporation are:

                  FAMILY ROOM ENTERTAINMENT CORPORATION
                  NMSCC#   0635730

ARTICLE TWO:      The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on December 5, 2001, in the manner prescribed by the New Mexico Business Corporation Act:

                  (1) Article IV(a) hereby is repealed and a new Article IV(a) is adopted as follows:

                  (a) 200,000,000 shares of common stock, each share having a par value of $0.10: and


ARTICLE THREE: "NO SHARES ISSUE". The number of shares of the corporation outstanding at the time such Amendment was adopted was 18,660,487, and the number of shares entitled to vote thereon was 18,660,487.

ARTICLE FOUR: "Inapplicable". The corporation has only one class of stock outstanding, it being $0.10 par value common stock.

ARTICLE FIVE: "NO SHARES ISSUE". The number of shares voting for such amendment was 13,094,666 and the number of shares voting against such amendment was 52,635 with 22 votes abstaining.

ARTICLE SIX: "NO SHARES ISSUE". The number of shares of each class entitled to vote thereon as a class voted for or against such amendment, respectively, was:

         CLASS                              NUMBER OF SHARES
         -----                              ----------------

                                       4
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         Common                             For               Against
                                            ---------         -------
                                            13,094,666        52,635


ARTICLE SEVEN: "Inapplicable". The Amendments do not provide for an exchange, reclassification or cancellation of issued shares.


Dated: December 5, 2001


                                        COBB RESOURCES CORPORATION
                                        a New Mexico Corporation


                                        By /s/ George Furla
                                           ---------------------------------
                                           George Furla, President


                                        By /s/ Randall Emmett
                                           ---------------------------------
                                             Randall Emmett, Chief Operating
                                             Officer, Assistant  Secretary


Under penalty of perjury, the undersigned declares that the foregoing document executed by the corporation and that the statements contained therein are true and correct to the best of my knowledge.


                                        Attest:

                                        /s/ George Furla
                                        ------------------------------
                                        George Furla





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